Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 File Nos. 333-257340, 333-265950, and 333-283453 and on Form S-1 File No. 333-282387 of Agrify Corporation, of our report, dated March 21, 2025, relating to the consolidated financial statements of Agrify Corporation as of December 31, 2024 and for the year then ended, and the adjustments to the 2023 consolidated financial statements to retrospectively reflect the impact of discontinued operations, which report is included in this Annual Report on Form 10-K of Agrify Corporation for the year ended December 31, 2024.

/s/ GuzmanGray

GuzmanGray

Costa Mesa, California

March 21, 2025

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statements of Agrify Corporation and Subsidiaries on Form S-8 (File Nos. 333-283453, 333-257340 and 333-265950) and on Form S-1 (File No. 333-282387) of our report dated April 15, 2024 with respect to our audit of the consolidated financial statements of Agrify Corporation and Subsidiaries as of December 31, 2023 and for the year ended December 31, 2023 appearing in the Annual Report on Form 10-K of Agrify Corporation and Subsidiaries for the year ended December 31, 2024.

/s/ Marcum llp

Marcum llp

Melville, NY

March 21, 2025